As filed with the Securities and Exchange Commission on June 26, 2006

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

X-RITE, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Michigan	3861	38-1737300
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

3100 44th Street, S.W.

Grandville, Michigan 49418

(616) 534-7663

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary E. Chowning

Vice President and Chief Financial Officer

X-Rite, Incorporated

3100 44th Street, S.W.

Grandville, Michigan 49418

(616) 534-7663

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Helen R. Friedli, P.C.

McDermott Will & Emery LLP

227 West Monroe Street

Chicago, Illinois 60606

(312) 372-2000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-132669

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.10 per share, including Junior Participating Preferred Stock purchase rights(1)	12,000(2)	$114,247(3)	$12.23

(1)	The shares of common stock being registered hereby will be accompanied by the Registrant’s junior participating preferred stock purchase rights. Until the occurrence of certain prescribed events, such rights will not be exercisable, will be evidenced by the certificates representing the Registrant’s common stock, and will attach to and trade only together with the common stock.

(2)	Excludes 7,231,831 shares previously registered pursuant to this registration statement on Form S-4 filed with the Commission on March 23, 2006. A registration fee of $8,826 was paid on March 23, 2006 to register such shares. An additional 12,000 shares are being registered pursuant hereto and the additional filing fee set forth above is being paid with respect to such shares. This Registration Statement shall also cover any additional shares of common stock and associated junior participating preferred stock purchase rights of the Registrant that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without Registrant’s receipt of consideration that results in an increase in the number of shares of common stock and accompanying junior participating preferred stock purchase rights of the Registrant outstanding.

(3)	Pursuant to paragraphs (c), (f)(1) and (f)(3) of Rule 457 and estimated solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price equals, (i) the product of (A) $82.13, the United States dollar equivalent of the average of the high and low sales prices per public share, with a nominal value of CHF 2.40 per share, of Amazys Holding AG (“Amazys”), as reported on the SWX Swiss Exchange on June 20, 2006, multiplied by (B) 5,700, representing the number of public shares of Amazys to be received by the Registrant in exchange for the shares to be registered pursuant to this registration statement; less (ii) the amount of cash to be paid by the Registrant in exchange for such shares of Amazys or approximately $353,894.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

The Exhibit Index begins on page 3.

EXPLANATORY NOTE

This registration statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act solely to register additional securities of the same class as were included in our registration statement on Form S-4 (File No. 333-132669), as amended, which was declared effective by the Securities and Exchange Commission on May 5, 2006. The contents of such registration statement, including all amendments and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein, are hereby incorporated by reference in their entirety into this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grand Rapids, State of Michigan, on this 26th day of June, 2006.

X-RITE, INCORPORATED

By:	/s/ MICHAEL C. FERRARA
Michael C. Ferrara,
Director and Chief Executive Officer
(Principal Executive Officer of the Registrant)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 26, 2006.

Signature	Title

/S/ MICHAEL C. FERRARA Michael C. Ferrara	Director and Chief Executive Officer (Principal Executive Officer of the Registrant)

* Mary E. Chowning	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer of the Registrant)

* Dr. Peter M. Banks	Director

* Stanley W. Cheff	Director

* L. Peter Frieder	Director

* Paul R. Sylvester	Director

* John E. Utley	Director

* Ronald A. VandenBerg	Director

* Mark D. Weishaar	Director

*By:	/s/ MICHAEL C. FERRARA
Michael C. Ferrara,
Attorney-in-fact for each
of the persons indicated

EXHIBIT INDEX

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT NUMBER	DESCRIPTION

*2	Transaction Agreement between X-Rite, Incorporated and Amazys Holding AG, dated as of January 30, 2006.

3.1	Restated Articles of Incorporation (filed as exhibit to Form S-18 dated April 10, 1986 (Registration No. 33-3954C) and incorporated herein by reference).

3.2	Certificate of Amendment to Restated Articles of Incorporation adding Article IX (filed as exhibit to Form 10-Q for the quarter ended June 30, 1987 and incorporated herein by reference).

3.3	Certificate of Amendment to Restated Articles of Incorporation amending Article III (filed as exhibit to Form 10-K for the year ended December 31, 1995 and incorporated herein by reference).

3.4	Certificate of Amendment to Restated Articles of Incorporation amending Article IV as filed with the Michigan Department of Consumer & Industry Services (filed as exhibit to Form 10-K for the year ended January 2, 1999 and incorporated herein by reference).

3.5	Amended and Restated Bylaws of X-Rite, Incorporated, as amended and restated February 10, 2004 (filed as exhibit to Form 10-K for the year ended January 3, 2004 (Commission File No. 000-14800) and incorporated herein by reference), and as further amended April 18, 2006 (filed as exhibit to Form 8-K dated April 24, 2006 and incorporated herein by reference).

4.1	X-Rite, Incorporated common stock certificate specimen (filed as exhibit to Form 10-Q for the quarter ended June 30, 1986 and incorporated herein by reference).

4.2	Shareholder Protection Rights Agreement, dated as of March 29, 2002, including as Exhibit A the form of Rights Certificate and of Election to Exercise, and as Exhibit B the form of Certificate of Adoption of Resolution Designating and Prescribing Rights, Preferences and Limitations of Junior Participating Preferred Stock of the Company (filed as exhibit to Form 10-K for the year ended December 29, 2001 and incorporated herein by reference).

5	Opinion of McDermott Will & Emery LLP.

23.1	Consent of independent registered public accounting firm, Ernst & Young LLP, concerning financial statements of X-Rite, Incorporated.

23.2	Consent of independent auditors, Ernst & Young AG, concerning financial statements of Amazys Holding AG.

23.3	Consent of McDermott Will & Emery LLP (included in the Opinion of McDermott Will & Emery LLP in Exhibit 5).

*24.1	Powers of Attorney.

*99.1	Form of Declaration of Acceptance and Assignment.

*99.2	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*99.3	Swiss Pre-Announcement, dated January 31, 2006, of X-Rite, Incorporated with respect to its offer for shares of Amazys Holding AG (incorporated by reference to the registrant’s Rule 425 filing dated January 31, 2006).

*99.4	Press Release of X-Rite, dated January 31, 2006 (incorporated herein by reference to the registrant’s Rule 425 filing dated January 31, 2006).

*99.5	Form of Swiss Offer Prospectus.

*99.6	Opinion of Bank Sarasin & Co. Ltd., dated January 30, 2006.

*99.7	Press Release of X-Rite, dated April 21, 2006 (incorporated herein by reference to the registrant’s Rule 425 filing dated April 21, 2006).

*	Incorporated herein by reference to the same exhibit number with respect to Registration Statement on Form S-4 (SEC File No. 333-132669).